UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37963	98-0630022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

7700 Mills Civic Pkwy

West Des Moines, Iowa 50266

(Address of principal executive offices and zip code)

1-(515)- 342-4678

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A	ATHPrA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a 5.625% Fixed Perpetual Non-Cumulative Preferred Stock, Series B	ATHPrB	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C	ATHPrC	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D	ATHPrD	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 7.750% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E	ATHPrE	New York Stock Exchange
7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064	ATHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2024, Martin P. Klein, Executive Vice President and Chief Financial Officer of Athene Holding Ltd. (the “Company”), notified the Company of his decision to retire from his role as Executive Vice President and Chief Financial Officer of the Company, effective upon the appointment of his successor, which is expected to occur on or about June 30, 2025 (the “Transition Date”), and will assume the role of Senior Advisor to the Company. In this role, Mr. Klein will provide strategic advice to the Company’s senior management as the Company executes its plan for future growth. The Company will launch a thorough search to identify its next Chief Financial Officer.

On October 31, 2024, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Klein memorializing the terms of his transition from the Company. Under the Letter Agreement, for service through December 31, 2025, Mr. Klein’s base salary and benefits arrangements will continue at the same level as prior to the Transition Date, he will remain eligible for an annual bonus with respect to the 2024 calendar year (with a target bonus opportunity equal to $1,222,000), Mr. Klein will receive his 2025 long-term incentive award granted in the first quarter of 2025, with a grant date fair value of $975,000 and granted in the same vehicles as granted to other similarly situated executive officers of the Company, and he will be entitled to receive a partner stipend for 2025 in the amount of $250,000. Beginning January 1, 2026, and subject to his continued service with the Company, Mr. Klein’s target direct compensation will be $1,000,000, consisting of a base salary of $650,000 and a bonus opportunity equal to $350,000. While serving as a Senior Advisor, (i) Mr. Klein’s (A) outstanding equity awards and (B) outstanding rights related to performance fees will continue to vest in accordance with, and subject to, their terms and the underlying plans; (ii) Mr. Klein will remain eligible to receive severance benefits in accordance with the terms of the Company’s severance policy upon a qualifying separation, subject to any required notice period under his existing employment agreement; and (iii) Mr. Klein will continue to be entitled to receive an annual partner stipend of $250,000. Mr. Klein will also remain eligible for an annual bonus with respect to the 2025 calendar year, with a target bonus equal to $961,000, subject to his continued service through December 31, 2025 and the achievement of the applicable performance goals, which will be determined in the sole discretion of the executive committee of the board of directors of the Company.

The Letter Agreement also provides that, subject to his continued service with the Company through December 31, 2025 and his execution and non-revocation of the Company’s standard release of claims in favor of the Company and its affiliates, and his continued compliance with the terms of the awards and restrictive covenants in favor of the Company, the continued vesting and settlement of his outstanding performance fee program awards for the 2024 and 2025 performance years and his outstanding equity awards as if he had remained employed with the Company through the last scheduled vesting date for each applicable award, with his outstanding equity awards to be settled in shares of Apollo Global Management, Inc.

The public announcement regarding the foregoing management change was made by means of a press release on October 31, 2024, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: October 31, 2024	By:	/s/ Joseph B. Cohen
Joseph B. Cohen
Executive Vice President and General Counsel

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